Exhibit 10.1

Execution Version

AMENDMENT AND WAIVER

AMENDMENT AND WAIVER under the Credit Agreement referred to below, dated as of December 15, 2014 (this “Waiver”), among THE HERTZ CORPORATION, a Delaware corporation (together with its successors and assigns, the “Parent Borrower”), the several banks and financial institutions parties hereto as Lenders and the Administrative Agent (as defined below).

RECITALS

WHEREAS, the Parent Borrower is party to that certain Credit Agreement, dated as of March 11, 2011 (as amended by the Incremental Commitment Amendment dated as of October 9, 2012 and Amendment No. 2 dated April 8, 2013, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower; Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”); Wells Fargo Bank, National Association, as syndication agent; and the several lenders party thereto from time to time;

WHEREAS, the Parent Borrower has requested that the Lenders consent to extend the date for delivery of the Financial Statements (as requested below) and certain other certificates and information required pursuant to the Credit Agreement;

WHEREAS, the Parent Borrower has requested that the Lenders waive any Default or Event of Default (as such terms are defined in the Credit Agreement) that has arisen or may arise directly or indirectly as a result of or in connection with the failure to deliver any of the Financial Statements (and any certificates and other information required to be delivered concurrently therewith) on or prior to the Extended Delivery Date (as defined below) to the Lenders or in accordance with any agreement or condition relating to other Indebtedness of the Parent Borrower and its Subsidiaries;

WHEREAS, the Parent Borrower has requested that the Lenders waive any Default or Event of Default that may arise directly or indirectly as a result of or in connection with the Restatement (as defined below) or any action taken or any failure to take action while any such Default or Event of Default was continuing to the extent such action or failure to take action would have been permitted but for the existence of such Default or Event of Default;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Section 2.                                           Amendment.

(a)                                 Section 1.1 of the Credit Agreement (Definitions) is hereby amended by deleting the definition of “Applicable Margin” and inserting in lieu thereof the following:

“Applicable Margin”:  (x) with respect to all periods prior to but not including December 15, 2014,  the rate(s) per annum as in effect from time to time under the Agreement prior to December 15, 2014, (y) with respect to all periods commencing on and after December 15, 2014 and prior to but not including the Financial Statement Delivery Date (i) with respect to ABR Loans, (A) 2.00% per annum in the case of Tranche B Term Loans and Tranche B-1 Term Loans and (B) 1.75% per annum in the case of Tranche B-2 Term Loans and (ii) with respect to Eurocurrency Loans, (A) 3.00% per annum in the case of Tranche B Term Loans and Tranche B-1 Term Loans and (B) 2.75% per annum in the case of Tranche B-2 Term Loans and (z) with respect to all periods commencing on and after Financial Statement Delivery Date (i) with respect to ABR Loans, (A) 1.75% per annum in the case of Tranche B Term Loans and Tranche B-1 Term Loans and (B) 1.25% per annum in the case of Tranche B-2 Term Loans and (ii) with respect to Eurocurrency Loans, (A) 2.75% per annum in the case of Tranche B Term Loans and Tranche B-1 Term Loans and (B) 2.25% per annum in the case of Tranche B-2 Term Loans.

(b)                                 Section 1.1 of the Credit Agreement (Definitions) is hereby amended by adding the following definitions in the appropriate alphabetical order therein:

“Financial Statement Delivery Date”:  the date on which the Parent Borrower shall have delivered all Financial Statements then due to be delivered under this Agreement as in effect prior to the Third Amendment.

“Financial Statements”: (i) the quarterly financial statements required to be delivered under Section 7.1(b) for the Parent Borrower’s fiscal quarters ended March 31, 2014, June 30, 2014, September 30, 2014, March 31, 2015, June 30, 2015 and September 30, 2015 and (ii) the annual financial statements required to be delivered under Section 7.1(a) for the Parent Borrower’s fiscal year ended December 31, 2014.

“Third Amendment”:  the Amendment and Waiver, dated as of December 15, 2014, among the Parent Borrower, the Lenders party thereto and the Administrative Agent.

Section 3.                                           Waiver and Consent.

(a)                                 The Lenders hereby agree that, notwithstanding anything to the contrary in the Loan Documents, (i) the quarterly financial statements required to be delivered under Section 7.1(b) for the Parent Borrower’s fiscal quarters ended March 31, 2014, June 30, 2014, September 30, 2014, March 31, 2015, June 30, 2015 and September 30, 2015 (collectively, the “Quarterly Financial Statements”) and (ii) the annual financial statements required to be delivered under Section 7.1(a) for the Parent Borrower’s fiscal year ended December 31, 2014 (together with the Quarterly Financial Statements, collectively, the “Financial Statements”), and in each case the certificates and other information required by Sections 7.1 and 7.2 to be delivered concurrently therewith, need not be delivered on or prior to the earlier of (x) December 31, 2015 and (y) such date occurring after June 30, 2015 on which the Parent Borrower is not permitted to draw funds under the Senior ABL Facility solely as a result of the Parent Borrower failing to furnish any Financial Statements pursuant to the Senior ABL Facility, after giving effect to all amendments and waivers in effect as of such date  (such earlier date, the “Extended Delivery Date”, it being

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understood, for the avoidance of doubt, that any inability of the Parent Borrower to draw any funds under the Senior ABL Facility as a result of any event or condition other than the Parent Borrower’s failure to furnish any Financial Statements will not trigger an Extended Delivery Date).

(b)                                 So long as the Financial Statements and the certificates and other information required to be delivered in connection therewith to the Lenders under the Credit Agreement are delivered on or prior to the Extended Delivery Date, the Lenders hereby waive any existing or future Default or Event of Default that may arise directly or indirectly (i) as a result of or in connection with the failure to deliver any of the Financial Statements, such certificates or other information, or (ii) under Section 9(e) of the Credit Agreement in connection with any failure to file or deliver annual or quarterly reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act, the Financial Statements, or any financial statements or other financial information of the Parent Borrower or any of its Subsidiaries, in each case for the fiscal quarters ended March 31, 2014, June 30, 2014, September 30, 2014, March 31, 2015, June 30, 2015 and September 30, 2015 and for the fiscal year ended December 31, 2014 (and any certificates and other information concurrently therewith) in accordance with any agreement or condition relating to any other Indebtedness, provided that this subclause (ii) shall not be applicable with respect to any Indebtedness if such Indebtedness shall have been Accelerated and such Acceleration shall not have been rescinded.

(c)                                  The Lenders hereby waive any Default or Event of Default that may arise, directly or indirectly, as a result of or in connection with the Restatement, if any, or any action taken or any failure to take action while any such Default or Event of Default was continuing to the extent such action or failure to take action would have been permitted but for the existence of such Default or Event of Default, including without limitation any Default or Event of Default that may arise directly or indirectly (i) from any breach of the representations and warranties contained in Section 5.7 of the Credit Agreement or of any other representations and warranties contained in the Loan Documents, (ii) from any request for any Extension of Credit under the Credit Agreement after the occurrence and during the continuance of any such Default or Event of Default, (iii) from any failure to comply with any covenant or other obligation under Sections 7.1 and 7.2 of the Credit Agreement or with any other covenants and conditions in the Loan Documents and (iv) under Section 9(e) of the Credit Agreement (provided that this subclause (iv) shall not be applicable with respect to Indebtedness if such Indebtedness shall have been Accelerated and such Acceleration shall not have been rescinded) or otherwise under Section 9 of the Credit Agreement, in each case as a result of or in connection with the Restatement, if any.  For purposes of this Waiver, “Restatement” shall mean any restatement of, or revision or adjustment to, one or more of the annual and quarterly financial statements of the Parent Borrower and its consolidated Subsidiaries delivered under the Credit Agreement or otherwise issued by the Parent Borrower from time to time prior to the date hereof and one or more financial statements or other financial information relating to any Subsidiary of the Parent Borrower.

(d)                                 So long as the Financial Statements and the certificates and other information required to be delivered in connection therewith to the Lenders under the Credit Agreement are delivered on or prior to the Extended Delivery Date, the Lenders agree that the conditions

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precedent in Section 6.2 of the Credit Agreement to issuances of Letters of Credit shall be deemed to be satisfied (and the Lenders shall not give notice to any Issuing Lender to the contrary) notwithstanding the occurrence or continuation of the events described in this Section 3.  No Loan Party shall be required to deliver any notice pursuant to Section 7.7 of the Credit Agreement or otherwise in connection with the occurrence or continuation of the events described in this Section 3.

Section 4.                                           Conditions to Effectiveness of Waiver. This Waiver shall become effective on the date (such date, if any, the “Effective Date”) on which the following conditions have been satisfied or waived:

(a)                                 Execution of Waiver.  The Administrative Agent shall have received this Waiver executed and delivered by a duly authorized officer of the Parent Borrower and the requisite Lenders set forth in Section 11.1 of the Credit Agreement.

(b)                                 Fees.  The Administrative Agent shall have received for the account of each Lender who executed and delivered a signature page to this Waiver on or prior to 5:00 PM New York City time on December 12, 2014 a consent fee equal to 0.125% of the principal amount of Term Loans or Credit Linked Deposits of such Lender.

The Administrative Agent shall give prompt notice in writing to the Parent Borrower of the occurrence of the Effective Date.  Each Lender hereby authorizes the Administrative Agent to provide such notice and agrees that such notice shall be irrevocably conclusive and binding upon such Lender.

Section 5.                                           Effects on Loan Documents; Acknowledgement.

(a)                                 Except as expressly modified hereby, the Credit Agreement shall continue in effect in accordance with its terms.  Except as expressly set forth herein, this Waiver (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect as modified by this Waiver and nothing herein can or may be construed as a novation thereof.  Each Loan Party reaffirms on the Effective Date its obligations under the Loan Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Security Documents.  This Waiver shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by this Waiver.

(b)                                 For the avoidance of doubt, this Waiver does not constitute an acknowledgement

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by the Parent Borrower or its Subsidiaries that a Restatement would result in a Default or Event of Default under the Loan Documents and the Parent Borrower and its Subsidiaries reserve all of their respective rights under the Loan Documents in connection therewith.

Section 6.                                           Expenses.  The Parent Borrower agrees to pay or reimburse the Administrative Agent for (1) all of its reasonable out-of-pocket costs and expenses incurred in connection with this Waiver, any other documents prepared in connection herewith and the transactions contemplated hereby, and (2) the reasonable fees, charges and disbursements of Latham & Watkins LLP, as counsel to the Administrative Agent.

Section 7.                                           Counterparts.  This Waiver may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Waiver by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 8.                                           Applicable Law.  THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

Section 9.                                           Headings.  The headings of this Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered by their respective duly authorized officers as of the date first above written.

THE HERTZ CORPORATION

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Senior Vice President and Treasurer

Acknowledged and Agreed:

HERTZ INVESTORS, INC.

By:	/s/ Kirk Shryoc
Name: Kirk Shryoc
Title: Assistant Treasurer

HERTZ EQUIPMENT RENTAL CORPORATION
HERTZ CAR SALES LLC
HERTZ CLAIM MANAGEMENT CORPORATION
HCM MARKETING CORPORATION
HERTZ LOCAL EDITION CORP.
HERTZ LOCAL EDITION TRANSPORTING, INC.
HERTZ GLOBAL SERVICES CORPORATION
HERTZ SYSTEM, INC.
HERTZ TECHNOLOGIES, INC.
HERTZ TRANSPORTING, INC.
HERTZ ENTERTAINMENT SERVICES CORPORATION
SMARTZ VEHICLE RENTAL CORPORATION
CINELEASE HOLDINGS, INC.
CINELEASE, INC.
CINELEASE, LLC
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
DOLLAR RENT A CAR, INC.
DTG OPERATIONS, INC.
DTG SUPPLY, INC.
THRIFTY, INC.
THRIFTY CAR SALES, INC.
THRIFTY INSURANCE AGENCY, INC.
TRAC ASIA PACIFIC, INC.
THRIFTY RENT-A-CAR SYSTEM, INC.
FIREFLY RENT A CAR LLC

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

DONLEN CORPORATION

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Vice President and Assistant Treasurer

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Michael Shannon
Name: Michael Shannon
Title: Vice President

By:	/s/ Michael Winters
Name: Michael Winters
Title: Vice President